Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Discussions with Investment Banking Firms Regarding Merger and Acquisition Opportunities; Shareholder Inquiries

January 18, 2019

HOUSTON, TX / ACCESSWIRE / January 18, 2019 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, today announced that the Company has had discussions with multiple investment banking firms to assist with identifying a merger or acquisition candidate and is contemplating engaging a firm in the event that a transaction is not completed with any of the current opportunities being explored in the near future. The Company has been actively seeking and considering acquisitions and merger candidates, but intends to aggressively expand and expedite the scope of the process to identify accretive transactions.

There can be no assurance that the Company’s efforts will result in any transaction. The Company has not set a timetable for the completion of a transaction and does not intend to discuss or disclose further developments related to efforts unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate.

Separately, management has received a high volume of emails, calls and text messages from shareholders regarding the company’s recent transactions and future prospects. Due to the significant number of requests, the Company may not have sufficient resources to respond to all communications. Additionally, the Company would like to clarify its general practice, which is to avoid disclosing information to individual shareholders or potential shareholders which is not made through a publicly available filing or release. In some cases, where shareholders have questions or request information of a material non-public nature, the Company may choose to refrain from responding to such questions/requests to avoid the potential to inadvertently disclose material non-public information. Moving forward, when and if warranted, the Company plans to address shareholder questions and comments in such public filings and releases.

The Company reminds shareholders that the Company makes information regarding the Company, its results of operations and material agreements and events in press releases and Form 8-K filings, as well as periodic reports (reports on Form 10-Q and 10-K), which contain financial information regarding the company and disclosures of material transactions and agreements. Such information is available is available to the public on the Internet at the SEC’s website at www.sec.gov and is available for download, free of charge, soon after such releases are made and/or reports are filed with or furnished to the SEC, on the “Investors,” “SEC Filings” page of our website at www.camber.energy.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to extensions and approvals provided by the NYSE American and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.